Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of August 29, 2023 (the “Effective Date”), by, between and among Polar Multi-Strategy Master Fund (the “Investor”), Fusion Acquisition Corp. II., a Delaware Corporation (“SPAC”) and Fusion Sponsor II LLC., a Delaware Limited Liability Company (“Sponsor”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, SPAC is a special purpose acquisition company that closed on its initial public offering on March 2, 2021;

WHEREAS, SPAC’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “De-SPAC”);

WHEREAS, on February 28, 2023, SPAC held a special meeting of stockholders to, among other things, extend the date by which it had to consummate a De-SPAC from March 2, 2023 to September 2, 2023 (the “First Extension”);

WHEREAS, on August 14, 2023, SPAC filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) to seek stockholder approval to, among other things, extend the date by which the SPAC must consummate the De-SPAC from September 2, 2023 to March 2, 2024 (the “Second Extension”);

WHEREAS, as of the date of this Agreement, SPAC has not completed the De-SPAC;

WHEREAS, Sponsor is seeking to raise $1,000,000 from Investor, which will in turn be loaned by Sponsor to SPAC to cover SPAC’s working capital expenses, including deposits into the Trust Account (as defined below) in connection with the Second Extension (“SPAC Loan”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund $800,000 (the “Investor Capital Contribution”) and may fund an additional amount of up to $200,000 in accordance with Section 1.1.4 below;

WHEREAS, SPAC intends to pay all principal under the SPAC Loan to Sponsor at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 1.2 below, and the Investor will be entitled to receive the proceeds received by the Sponsor thereby; and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SUBSCRIPTION AND SPAC LOAN

1.1	Capital Calls. From time to time, the SPAC will request funds from the Sponsor for working capital purposes (each a “Drawdown Request”). On at least five (5) calendar days’ prior written notice (“Capital Notice”) the Sponsor may require a drawdown from the Investor against the Investor Capital Contribution in order to meet the Sponsor’s commitment to the SPAC under a Drawdown Request (each a “Capital Call”) subject to the following conditions:

1.1.1	The Capital Notice to the Investor shall include (i) the total amount requested by the SPAC under the Drawdown Request and (ii) the amount being called from the Investor.

1.1.2	The aggregate amount of the Capital Calls shall not exceed the Investor Capital Contribution.

1.1.3	A Capital Call of up to $800,000 of the Investors Capital Contribution may be called by the Sponsor within five (5) business days of the Parties entering into this Agreement.

1.1.4	At the request of the Sponsor, the Investor may agree, in its sole discretion, to increase the Investor Capital Contribution by an amount up to $200,000 (“Additional Capital”). Once the Investor has agreed in writing to the funding of the Additional Capital, the aggregate amount of the Investor Capital Contribution as defined under this Agreement shall be increased to $1,000,000 and a Capital Call up to the amount of the Additional Capital may be called by the Sponsor at any time after the Investor’s written agreement.

For greater certainty, Sponsor has the right but no obligation to make Capital Call(s) in its sole discretion, and no Capital Calls may be made after the termination or expiry of this Agreement.

1.2	Subscription. In consideration for the Capital Call(s) funded by the Investor and received by the Sponsor hereunder (such funded amounts, the “Capital Investment”), SPAC (or the surviving entity following the De-SPAC Closing) will issue one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), for each dollar of the Investor’s Capital Investment at the De-SPAC Closing (“Subscription Shares”). The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies (other than those arising under applicable securities laws). The Subscription Shares (i) subject to applicable law or regulation, shall be registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, Sponsor shall use commercially reasonable efforts to ensure that such shares are promptly registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 45 days after the De-SPAC Closing and declared effective no later than 90 days (or 120 days if the Securities and Exchange Commission provides notice that it will review such registration statement) after the De-SPAC Closing.

1.3	Return of Capital. The SPAC Loan shall not accrue interest and shall be repaid by the SPAC to the Sponsor upon the De-SPAC Closing. Upon receipt of proceeds from the SPAC to the Sponsor, an amount equal to the Capital Investment will be paid by the Sponsor to the Investor as a return of capital, within five (5) business days of such receipt. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the full amount of the Investor’s Capital Investment has been returned and paid to the Investor. The SPAC and Sponsor shall be jointly and severally obligated for such repayment. If the De-SPAC is closed, the Investor may elect at the De-SPAC Closing to receive such repayment in cash or shares of Class A Common Stock at a rate of 1 share of Class A Common Stock for each $10 of the Investor Capital Contribution funded by the Investor hereunder as of the De-SPAC Closing. If the SPAC liquidates without consummating a De-SPAC, any amounts drawn pursuant to the Investor Capital Contribution and not repaid pursuant to this Agreement, will be paid to the Investor within five (5) days of the liquidation from the SPAC’s working capital account, pro rata with other creditors thereto, and not from the Trust Account.

1.4	Default. In the event that Sponsor or SPAC defaults in its obligations under Section 1.2 or 1.3 of this Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and SPAC (the “Default Date”), Sponsor shall promptly transfer to Investor 0.1 shares of SPAC Class A Common Stock or Class B Common Stock owned by the Sponsor as determined by the Sponsor (the “Sponsor Shares”) for each $1.00 of Investor’s Capital Investment which is outstanding on the Default Date and shall transfer to the Investor an additional 0.1 Sponsor Shares for each $1.00 of the Investor’s Capital Investment which is outstanding each month thereafter, until the default is cured; provided however, that in no event will Sponsor transfer any Sponsor Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of SPAC’s common stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended, and the applicable regulations of the SEC, including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC’s common stock (“Transfer Limit”); provided further than any Sponsor Shares that were not transferred to Investor because the transfer of such shares would have exceeded the Transfer Limit shall be promptly transferred to Investor upon written request from Investor to extent that, at the time of such request, such transfer would no longer exceed the Transfer Limit. Notwithstanding the foregoing, in no event shall the maximum aggregate amount of shares forfeited by Sponsor to Investor exceed 1,000,000 Sponsor Shares. Any such Sponsor Shares received pursuant to this Section 1.4 shall be added to the registration statement required by Section 1.2 of this Agreement if not then effective and if such registration statement has been declared effective, such Sponsor Shares shall be promptly registered, and in any event will be registered within 90 days. In the event that Investor notifies Sponsor and SPAC of any default pursuant to this Section 1.4, Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor, other than in accordance with this Section 1.4, until such default is cured.

1.5	Wiring Instructions. Within five (5) calendar days of receiving a Capital Notice, Investor shall advance the Capital Call amount specified in the Capital Notice to Sponsor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided. For clarity, the aggregate amount of the Capital Calls funded under this Agreement will not exceed the Investor Capital Contribution.

1.6	Reimbursement. On the De-SPAC Closing, the Sponsor will pay the Investor an amount equal to the reasonable and documented attorney fees incurred by the Investor in connection with this agreement not to exceed $5,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

3.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2	Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares and Sponsor Shares (as defined herein) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares and Sponsor Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares and Sponsor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the transfer, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

3.3	Trust Waiver. Investor acknowledges that the SPAC is a blank check company with the powers and privileges to effect a business combination and that a trust account has been established by the SPAC in connection with its initial public offering (“Trust Account”). Investor waives any and all right, title and interest, or any claim of any kind it now has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for any claims in connection with, as a result of, or arising out of this Agreement; provided, however, that nothing in this Section 3.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (c) be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

3.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

●	Investor realizes that, unless subject to an effective registration statement, the Subscription Shares and Sponsor Shares cannot readily be sold as they will be restricted securities and therefore the Sponsor Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

●	Investor understands that, because SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares and Sponsor Shares, sales of the Subscription Shares and Sponsor Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that SPAC is no longer a ‘shell company’ and that SPAC has not been a ‘shell company’ for at least the last 12 months—i.e., that no sales of Subscription Shares and Sponsor Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and SPAC has filed with the United States Securities and Exchange Commission (the “SEC”), during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

●	Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares and Sponsor Shares, (ii) to hold the Subscription Shares and Sponsor Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares and Sponsor Shares; and

●	Investor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Subscription Shares and Sponsor Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

The SPAC (or the surviving entity following the De-SPAC Closing) shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares and Sponsor Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and Sponsor Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE III

MISCELLANEOUS

4.1	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

4.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

4.3	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.4	Term of Obligations. The term of this Agreement shall expire (6) months after the De-SPAC Closing. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 1.2, the default provision set forth in Section 1.4 and the indemnity obligations set forth in Section 4.13.

4.5	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

4.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.7	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

4.8	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

4.9	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:

POLAR MULTI-STRATEGY MASTER FUND

c/o Mourant Governance Services (Cayman)
Limited 94 Solaris Avenue Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

With a mandatory copy to:

Polar Asset Management Partners Inc.

16 York Street, Suite 2900

Toronto, ON M5J 0E6

Attention: Legal Department, Ravi Bhat / Jillian Bruce E-mail: legal@polaramp.com / rbhat@polaramp.com / jbruce@polaramp.com

If to SPAC or Sponsor:

FUSION ACQUISITION CORP. II

667 Madison Avenue

5th Floor

New York, New York 10065

Attention: John James

E-mail: john.james@fusionacq.com

With a mandatory copy to :

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention : Elliott Smith

E-mail : elliott.smith@whitecase.com

4.10	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

4.11	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

4.12	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

4.13	Indemnification. SPAC agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding relating to the De-SPAC against the SPAC, its Sponsors, or the Investor; provided that SPAC will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), SPAC will reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC. The provisions of this paragraph shall survive the termination of this Agreement.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:
Fusion Acquisition Corp. II

By:	/s/ John James
Name:	John James
Title:	Chief Executive Officer

SPONSOR:
Fusion Sponsor II LLC

By:	/s/ John James
Name:	John James
Title:	Managing Member

INVESTOR:
POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	CCO

By:	/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel